Exhibit 99.1
                                [GRAPHIC OMITTED]

                     AMERICAN PHYSICIANS SERVICE GROUP, INC.
                ANNOUNCES INCREASE IN REVENUES, OPERATING INCOME


     AUSTIN, TEXAS, May 11, 2006 - American Physicians Service Group, Inc. ("APS") (NASDAQ: AMPH) today announced results for the first quarter of 2006. For the three months ended March 31, 2006, revenues were $7,233,000 compared to $6,662,000 a year-ago. Operating income was $676,000 versus $577,000 a year earlier, while net income of $562,000 compares to net income of $853,000 in the same quarter of 2005. In 2005, gains on sales of investments had added $591,000 to pretax income versus $7,000 in the current period. Diluted earnings per share in the current quarter were $0.19 compared to $0.30 in the first quarter of 2005.

     Ken Shifrin, APS Chairman of the Board, stated, "We are very pleased with first quarter results. Revenues were up 9% and operating income was up 17%, compared to the same quarter last year. Net income had been positively impacted in the quarter ended March 31, 2005 by a large, one-time, investment gain that we did not have in the quarter just ended, but our core businesses continued to perform well."

     Mr. Shifrin continued, "Our insurance segment beefed up its marketing effort last year and has increased the number of insured doctors for its managed insurance company by about 12% since March 31, 2005. Our financial services segment benefited from its entry last year into investment banking and trade claims clearing, boosting revenue quarter-to-quarter in what was a challenging market for its core fixed-income business. We are proud of the resourcefulness that our management team has shown."

     Mr. Shifrin concluded, "Attention to shareholder value continues to be an integral part of our business plan. Book value per share was $10.16 per share at March 31, 2006 compared to $9.32 at March 31, 2005. A year before that it was $8.18, a trend reflective of our excellent earnings and our consistent stock repurchases. Our balance sheet continues to give us stability and opportunity, with outstanding working capital, liquidity, and no debt."

     APS is a management and financial services firm with subsidiaries and affiliates which provide: medical malpractice insurance services for doctors; and brokerage and investment services to institutions and high net worth individuals. The Company is headquartered in Austin, Texas and maintains offices in Dallas and Houston.

     This press release includes forward-looking statements related to the Company that involve risks and uncertainties that could cause actual results to differ materially. These forward-looking statements are made in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about these factors that could affect the Company's future results, please see the Company's recent filings with the Securities and Exchange Commission. Prospective investors are cautioned that forward-looking statements are not guarantees of future performance. Actual results may differ materially from management expectations. Copies of the filings are available upon request from the Company's investor relations department.

For further information, visit APS' website at www.amph.com or contact:

Mr. Kenneth Shifrin, Chairman of the Board (or)
Mr. W. H. Hayes, Sr. VicePresident - Finance
American Physicians Service Group, Inc.
1301 Capital of Texas Highway, C-300
Austin, Texas  78746
(512)328-0888

                     AMERICAN PHYSICIANS SERVICE GROUP, INC.
                        UNAUDITED SELECTED FINANCIAL DATA
                      (In thousands, except per share data)

                                                    Three Months Ended
                                                         March 31,
                                                   2006             2005
                                                 -------------------------

Revenues:

Financial services                                $3,578           $3,267
Insurance services                                 3,655            3,395
                                                  ------           ------
     Total revenues                                7,233            6,662

Expenses:

Financial services                                 3,285            2,950
Insurance services                                 2,754            2,503
General and administrative                           518               667
Gain on sale of assets                                --               (35)
                                                  ------            ------
     Total expenses                                6,557             6,085
                                                  ------            ------

Operating income                                     676               577
Sale of investments and other                          7               591
                                                  ------            ------

Income from operations before interest,
  income taxes and minority interests                683             1,168

Interest and other income                            203               173
Income tax expense                                   323               477
Minority interests                                     1                11
                                                  ------            ------

        Net income                                $  562              $853
                                                  ======            ======

Diluted income per share:

        Net income                                $ 0.19             $0.30
                                                  ======            ======

Weighted average shares outstanding (diluted)      2,909             2,867

                     AMERICAN PHYSICIANS SERVICE GROUP, INC.
                  UNAUDITED SELECTED FINANCIAL DATA, continued


(In thousands)
                                                             March 31,
                                                        2006            2005
                                                     ---------        --------

ASSETS

Current assets                                         $21,472         $12,601

Notes receivable, less current portion                     405             107
Property and equipment                                     669             670
Investment in available for sale equity
 and fixed income securities-non-current                 8,544          13,343
Goodwill                                                 1,247           1,247
Other assets                                               812             299
                                                       -------         -------

         Total Assets                                  $33,149         $28,267
                                                       =======         =======


LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities                                   $  5,147         $ 2,971

Other liabilities                                           --             688
                                                      --------         -------

         Total liabilities                               5,147           3,659

Minority interests                                          16              13

Shareholders' Equity:

Common stock                                               275              264
Additional paid-in capital                               7,826            7,838
Retained earnings                                       19,300           14,801
Accumulated other comprehensive income,
net of taxes                                               585            1,692
                                                       -------          -------

         Total shareholders' equity                     27,986           24,595
                                                       -------          -------

Total Liabilities and Shareholders' Equity             $33,149          $28,267
                                                       =======          =======